Exhibit 99.4
WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
UNAUDITED CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
March 31, 2010
(In thousands)

2010
Assets
Current assets:
Cash and cash equivalents	$10,594
Patient accounts receivable, net of allowance for uncollectible accounts of $25,240	27,686
Other receivables	6,877
Inventory of supplies	2,406
Prepaid expenses and other current assets	2,626

Total current assets	50,189

Land, buildings, and equipment, net	113,631
Other assets	3,413

$167,233

2010
Liabilities and Divisional Net Deficit
Current liabilities:
Accounts payable and accrued expenses	$5,852
Estimated payables under third-party reimbursement programs	14,735
Due to related parties	243,050

Total current liabilities	263,637

Estimated self-insured professional and general liability claims	74,440
Asset retirement obligation	2,805

Total liabilities	340,882

Divisional net deficit	(173,649)

$167,233

See accompanying notes to unaudited condensed combined financial statements.

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended March 31, 2010 and 2009
(In thousands)

	Nine months ended March 31,
	2010	2009
Revenues	$214,750	$218,220

Expenses:
Salaries and wages	72,294	75,570
Payroll taxes and fringe benefits	22,727	20,753
Physicians’ fees	16,419	15,603
Supplies	28,708	29,238
Other	12,421	15,907
Management fees	20,860	20,861
Purchased services	12,354	10,534
Insurance	10,731	8,409
Depreciation and amortization	11,185	11,600
Provision for uncollectible accounts receivable	22,747	25,915
Interest expense	2,888	2,509
Medicaid assessments	7,578	7,578

Total expenses	240,912	244,477

Loss from operations	(26,162)	(26,257)
Investment income (loss) and other, net	(50)	285

Revenue and gains deficient of expenses and losses	$(26,212)	$(25,972)

See accompanying notes to unaudited condensed combined financial statements.

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
For the Nine Months Ended March 31, 2010 and 2009
(In thousands)

	Nine months ended March 31,
	2010	2009
Cash flows from operating activities:
Change in divisional net deficit	$(26,212)	$(25,972)
Adjustments to reconcile change in divisional net deficit to net cash used in operating activities:
Depreciation and amortization	11,185	11,600
Provision for uncollectible accounts receivable	22,747	25,915
Changes in assets and liabilities:
Patient accounts receivable	(27,061)	(38,958)
Inventories	58	56
Prepaid expenses and other current liabilities	1,812	(599)
Accounts payable and accrued expenses	(10,603)	1,749
Estimated payables under third-party reimbursement programs, net	1,643	7,244
Estimated self-insured professional and general liability claims	(5,230)	1,144

Net cash used in operating activities	(31,661)	(17,821)

Cash flows from investing activities:
Acquisition of land, buildings and equipment, net	(7,816)	(19,248)
Change in other assets	389	(143)

Net cash used in investing activities	(7,427)	(19,391)

Cash flows from financing activities:
Change in due to related parties	45,928	32,747

Net increase (decrease) in cash and cash equivalents	6,840	(4,465)
Cash and cash equivalents at beginning of year	3,754	4,823

Cash and cash equivalents at end of year	$10,594	$358

See accompanying notes to unaudited condensed combined financial statements.

WEST SUBURBAN MEDICAL CENTER AND WESTLAKE HOSPITAL
UNAUDITED NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
(In thousands)
1. Description of Organization and Basis of Presentation
          Resurrection Health Care Corporation (Resurrection or Parent) is a not-for-profit tax-exempt corporation that was incorporated for charitable, educational, and scientific purposes. Prior to August 1, 2010, Resurrection was the parent of, among others, West Suburban Medical Center (WSMC), Westlake Hospital (WH), and Resurrection Services (Services). Effective August 1, 2010, certain affiliates of Vanguard Health Systems, Inc. (Vanguard) acquired substantially all of the assets and certain liabilities of and associated with the following (collectively referred to herein as the Entities):
•	WSMC, a not-for-profit acute care hospital providing various inpatient and outpatient services and programs

•	WH, a not-for-profit acute care hospital providing various inpatient and outpatient services and programs

•	Certain physician practices, properties, and retail pharmacies which are incidental to the operations of WSMC and WL, specifically the following assets:
•	Retail pharmacies located at the WSMC and WH campuses but owned or operated by Services

•	Real estate parcels consisting of residential housing or vacant lots located adjacent to WSMC and WL and owned by either WSMC, WL, or Services

•	An ambulatory care campus consisting of three buildings, including a medical office building owned and operated by a Resurrection affiliate

•	Three primary care physician practices owned by Services

•	Membership interests in two joint ventures.
          WH, WSMC, and Services are not-for-profit tax-exempt corporations as described in Section 501(c)(3) of the Internal Revenue Code (Code) and are exempt from federal income taxes on related income pursuant to Section 501(a) of the Code. They were incorporated for charitable, educational, and scientific purposes to support health and human services.
          The accompanying unaudited condensed combined financial statements include the accounts of the Entities. Included in the accounts of WSMC are the activities of the West Suburban School of Nursing which will continue to be sponsored and operated by Resurrection subsequent to July 31, 2010. Revenues attributable to the West Suburban School of Nursing approximate $4,500 annually. Prior to August 1, 2010, the Entities were controlled by Resurrection. The accompanying unaudited condensed combined financial statements are not the primary consolidated financial statements of Resurrection.
          The unaudited condensed combined financial statements as of March 31, 2010 and for the nine months ended March 31, 2010 and 2009 have been prepared in conformity with accounting principles generally accepted in the United States. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the unaudited condensed combined financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position and the results of operations for the periods presented.
2. Fair Value Measurements
     Fair Value of Financial Instruments
          The following methods and assumptions were used by the Entities in estimating the fair value of its financial instruments:

•	The carrying amount reported in the unaudited condensed combined statement of financial position for the following approximates fair value because of the short maturities of these instruments: cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and estimated receivables and payables under third-party reimbursement programs.

•	The fair values of note payable to Parent and due to related parties are not determinable as these balances represent transactions with related parties.
          The Entities adopted the Fair Value Measurements standard on July 1, 2008 for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the unaudited condensed combined financial statements on a recurring basis. The Fair Value Measurements standard establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:
•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Entities have the ability to access at the measurement date.

•	Level 2 are observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 inputs are unobservable inputs for the asset or liability.
          The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.
3. Self-Insurance
     Professional and General Liability
          The Entities participate in the Resurrection self-insurance programs for professional and general liability claims up to specified limits arising from incidents occurring after dates of entry into the program, which vary by corporation. Excess insurance coverage was occurrence-based through various dates, at which time all corporations changed to claims made-based coverage. There are no assurances that the Entities will be able to renew existing policies or procure coverage on similar terms in the future.

          The Entities are involved in litigation arising in the ordinary course of business. Claims alleging malpractice have been asserted against the Entities and are currently in various stages of litigation. Provisions for professional and general liability claims include the ultimate cost of known claims and claims incurred but not reported as of the respective unaudited condensed combined statement of financial position dates. It is the opinion of management that the estimated professional and general claims liabilities accrued at March 31, 2010 and 2009 are adequate to provide for the ultimate cost of potential losses resulting from pending or threatened litigation; however, such estimates may be more or less than the amounts ultimately paid when claims are resolved.
          Estimated claims have been discounted at a rate of 3.5% at March 31, 2010. Estimated professional and general liabilities are tracked separately for WL, WSMC, and Services. As only a portion of Services is included within the Entities, the Services’ liability has been allocated to individual Services’ component activities based on revenues. The Entities’ accrued liability estimate for self-insured professional and general liability claims amounted to $74,440 at March 31, 2010, and is reported as long-term liabilities as the portion expected to be paid within one year is not readily determinable. The Entities’ related expense amounted to $9,026 and $6,964 for the nine months ending March 31, 2010 and 2009, respectively.
     Workers’ Compensation
          The Entities also participate in the Resurrection self-insurance programs for workers’ compensation coverage. These programs limit the self-insured retention to specific amounts on a per occurrence basis. Coverage from commercial insurance carriers is maintained for claims in excess of the self-insured retention. The Entities’ accrued workers’ compensation liability amounted to $1,017 at March 31, 2010, as estimated based on the Entities’ percentage of full- time equivalents at the respective fiscal year end. The liability is included within accounts payable and accrued expenses. The related expense is also allocated to the Entities based on the number of full-time equivalents. Workers’ compensation expense amounted to $573 and $801 for the nine months ending March 31, 2010 and 2009, respectively, and is included in payroll taxes and fringe benefits expense in the accompanying unaudited condensed combined statements of operations.
          Management believes the estimated self-insured workers’ compensation claims liability at March 31, 2010 is adequate to cover the ultimate liability; however, such estimates may be more or less than the amounts ultimately paid when claims are resolved.
     Health Care
          The Entities also participate in Resurrection’s program of self-insurance for employee health coverage. Stop-loss reinsurance coverage is maintained for claims in excess of stop-loss limits. Resurrection records the liability for employee health coverage and allocates the related expense through an intercompany transaction based on the number of historical full-time equivalents of participating affiliates. The Entities’ self-insured health care expense totaled $10,518 and $9,998 for the nine months ended March 31, 2010 and 2009, respectively, and is included in payroll taxes and fringe benefits expense in the accompanying unaudited condensed combined statements of operations. It is the opinion of management that the estimated health care costs accrued at March 31, 2010 are adequate to provide for the ultimate liability; however, final payouts as claims are paid may vary significantly from estimated claim liabilities.
4. Related Party Transactions
          Certain expenses associated with management services and liabilities for general and professional insurance, workers’ compensation insurance, and health insurance have been charged by Resurrection to the Entities through intercompany transactions based on methodologies that are believed to be a reasonable approximation of cost. Were the Entities to obtain the related items on a stand-alone basis, the terms may be more or less favorable than those reflected in the unaudited condensed combined financial statements.
     Human resources cost, which includes general human resources, employee health services, and training expenses, are allocated to affiliates based on full-time equivalents. Human resources departments that are specifically dedicated to an entity are directly charged. Patient financial services cost, related to system support, cash applications, and customer service, are allocated to affiliates based on claims billed. Information services cost allocations are structured to approximate patient volumes. Of the information services and administration costs, 85% of the total cost is allocated to Resurrection hospitals with the remaining 15% allocated to non-hospital entities. Information services expense is allocated to hospital entities based on operating expenses. Corporate administration is allocated to hospital entities based on full-time equivalents. General administration, which includes accounting, finance, marketing, legal, claims management, business development, clinical improvements, decision support, property management, and system support, is allocated to affiliates based on cash operating expenses. Depreciation of information services equipment and software is allocated to affiliates based on operating expenses. Materials management, including group purchasing and central distribution, is allocated to affiliates based on supplies expense. Certain costs related to materials management, including hospital based receiving and stores, which are specifically attributable to an entity, are directly charged. Allocations are believed to be a reasonable approximation of cost, but the expense could vary were the Entities to obtain the related services on a stand-alone basis.
      Resurrection maintains a centralized cash processing function and makes payments on behalf of its affiliates. Amounts reported as due to related parties primarily represent non-reimbursed disbursements made by Resurrection to fund capital acquisitions and operating expenses of the Entities. Amounts due to related parties are non-interest bearing and have no specified repayment terms. This amount was forgiven in connection with the Vanguard transaction.

5. Contingencies
     Medicare Reimbursement
          For the nine months ended March 31, 2010 and 2009, the Entities recognized approximately $69,655 and $69,407, respectively, of net patient service revenue from services provided to Medicare beneficiaries. Changes in Medicare and other third-party payor reimbursement as a result of current Federal and State health care reform initiatives may have an adverse effect on the Entities’ net patient service revenues.
     Litigation
          The Entities are involved in litigation and regulatory investigations arising in the normal course of business. In consultation with legal counsel, management estimates that these matters will be resolved without material adverse effect on the Entities’ unaudited condensed combined financial position or results from operations.
     Regulatory Investigations
          The U.S. Department of Justice and other federal agencies routinely conduct regulatory investigations and compliance audits of health care providers. The Entities are subject to these regulatory efforts. Management is currently unaware of any regulatory matters, which may have a material adverse effect on the Entities’ unaudited condensed combined financial position or results of operations.
     Asset Retirement Obligations
          The Entities recognize liabilities when a legal obligation exists to perform an asset retirement obligation (ARO) in which the timing or method of settlement are conditional on a future event that may or may not be under the control of the entity. An ARO liability is recorded at its net present value with recognition of a related long-lived asset in a corresponding amount. The ARO liability is accreted through periodic charges to depreciation expense. The Entities are legally liable to remove asbestos from existing buildings prior to future remodeling or demolishing of the existing buildings. The estimated asbestos removal cost at March 31, 2010 was $2,805.